UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ARENA PHARMACEUTICALS, INC.

[             ], 2006

Dear Arena Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Monday, June 12, 2006, at 9:00 a.m. San Diego local time, at our offices located at 6150 Nancy Ridge Drive, San Diego, California 92121. I look forward to meeting with as many of our stockholders as possible.

At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and proxy statement and report on Arena’s business. You will also have an opportunity to ask questions.

If you would like directions to our offices, please visit our website at www.arenapharm.com, where you will find an easy to use map locator under “Contact Us.”

On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in Arena.

Sincerely,

Jack Lief President, Chief Executive Officer and Director

For further information about the Annual Meeting, please call 858.453.7200, ext. 1315.

6166 Nancy Ridge Drive, San Diego, California 92121

Notice of Annual Meeting of Stockholders

To be held on June 12, 2006

ARENA PHARMACEUTICALS, INC.

6166 Nancy Ridge Drive
San Diego, California 92121

[             ], 2006

To the Stockholders of Arena Pharmaceuticals, Inc.:

The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Monday, June 12, 2006, at 9:00 a.m. San Diego local time, at our offices located at 6150 Nancy Ridge Drive, San Diego, California 92121, for the following purposes:

1.                To elect eight directors to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified or until their resignation or removal.

2.                To approve the Arena Pharmaceuticals, Inc., 2006 Long-Term Incentive Plan.

3.                To approve the 2001 Arena Employee Stock Purchase Plan, as amended.

4.                To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares from 75,000,000 to 150,000,000 and the number of authorized shares of common stock from 67,500,000 to 142,500,000.

5.                To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2006.

6.                To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 17, 2006, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the proxy card will save us the expense and extra work of additional solicitation. You may return your proxy card in the enclosed envelope (no postage is required if mailed in the United States). You may also vote by telephone or the Internet pursuant to the instructions that accompanied your proxy card. Sending in your proxy card or voting by telephone or the Internet will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Steven W. Spector Senior Vice President, General Counsel and Secretary

TABLE OF CONTENTS TO PROXY STATEMENT

Information Concerning Solicitation and Voting	1
General	1
Questions and Answers About this Proxy Material and Voting	1
Proposal 1—Election of Directors	6
Nominees	6
Business Experience of Directors	6
Information About the Board of Directors and its Committees	8
Audit Committee	9
Compensation Committee	10
Corporate Governance, Nominating and Strategy Committee	10
Stockholder Director Recommendations	11
Stockholder Communications with the Board of Directors	11
Proposal 2—Approval of the Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan	12
Proposal 3—Approval of the 2001 Arena Employee Stock Purchase Plan, as amended	20
Proposal 4—Approval of an Amendment to Our Fifth Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Stock	24
Proposal 5—Ratification of Independent Auditors	25
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders	26
Executive Officers	26
Director Compensation	27
Executive Compensation	30
Option Grants in Last Fiscal Year	31
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	32
Employment Contracts and Termination of Employment and Change-in-Control Arrangements	32
Securities Authorized for Issuance Under Equity Compensation Plans	33
Compensation Committee Report on Executive Compensation	34
Performance Graph	39
Security Ownership of Certain Beneficial Owners and Management	40
Section 16(a) Beneficial Ownership Reporting Compliance	42
Compensation Committee Interlocks and Insider Participation	42
Certain Relationships and Related Transactions	42
Audit Committee Report	43
Independent Auditors’ Fees	44
Pre-Approval Policies and Procedures	44
Code of Ethics	44
Stockholder Proposals for the 2007 Annual Meeting	44
Annual Report	45
Annual Report on Form 10-K	45
Householding of Proxy Materials	45
Other Matters	45

ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS

To Be Held on Monday, June 12, 2006, at 9:00 a.m. San Diego Local Time

Information Concerning Solicitation and Voting

In this proxy statement, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

General

The enclosed proxy is solicited on behalf of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation, for use at our 2006 Annual Meeting of Stockholders to be held on Monday, June 12, 2006, at 9:00 a.m. San Diego local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. Our 2006 Annual Meeting will be held at our offices, located at 6150 Nancy Ridge Drive, San Diego, California.

This proxy statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and our Annual Report to Stockholders, are first being mailed on or about [          ], 2006, to all stockholders of record at the close of business on the record date, which is April 17, 2006 (the “Record Date”).

Questions and Answers About this Proxy Material and Voting

Q:   Why am I receiving these materials?

A:              You are receiving these proxy materials in connection with our 2006 Annual Meeting of Stockholders to be held on June 12, 2006, at 9:00 a.m. San Diego local time. As a stockholder, you are requested to vote on the proposals described in this proxy statement.

Q:   Who can vote at our 2006 Annual Meeting?

A:              Each person who owns or has the right to vote shares of our common stock or Series B Convertible Preferred Stock, which we refer to as our Preferred Stock, as of the Record Date has the right to vote at the meeting. Our common stock and our Preferred Stock will vote together on the proposals set forth in this proxy statement. Each share of our common stock is entitled to one vote, each share of our Series B-1 Preferred Stock is entitled to 1,460 votes (representing one vote for each share of common stock that the Series B-1 Preferred Stock is convertible into), and each share of our Series B-2 Preferred Stock is entitled to 1,483 votes (representing one vote for each share of common stock that the Series B-2 Preferred Stock is convertible into). As of the Record Date, there were [          ] shares of our common stock, [          ] shares of our Series B-1 Preferred Stock, and [          ] shares of our Series B-2 Preferred Stock outstanding.

Stockholder of Record: Shares Registered in Your Name.   If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.   If on the Record Date your shares of common stock were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent.

Q:   What is the proxy card?

A:              The proxy card enables you to appoint Jack Lief, our President and Chief Executive Officer, and Steven W. Spector, our Senior Vice President, General Counsel and Secretary, as your representatives at our 2006 Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Lief and Mr. Spector, or each of them, to vote your shares at the meeting as described on the proxy card. This way, you can vote your shares whether or not you attend the meeting.

Q:   What am I voting on?

A:              We are asking you to vote on the following items:

1.                 The election of eight directors to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified or until their resignation or removal;

2.                 The approval of the Arena Pharmaceuticals, Inc., 2006 Long-Term Incentive Plan;

3.                 The approval of the 2001 Arena Employee Stock Purchase Plan, as amended;

4.                 The approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares from 75,000,000 to 150,000,000 and the number of authorized shares of common stock from 67,500,000 to 142,500,000;

5.                 The ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2006; and

6.                 Such other items as may properly come before the meeting or any adjournment or postponement thereof.

Q:   How do I vote?

A:              Stockholder of Record: Shares Registered in Your Name

BY MAIL:   Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope (no postage is required if mailed in the United States). If you mark your voting instructions on the proxy card, your shares will be voted as you instruct, or in the best judgment of

Mr. Lief or Mr. Spector if a proposal comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card, your shares will be voted as follows: FOR the eight named nominees as directors, FOR the approval of the Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan, FOR the approval of the 2001 Arena Employee Stock Purchase Plan, as amended, FOR the approval of the proposed amendment to our Fifth Amended and Restated Certificate of Incorporation, FOR the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2006, and according to the best judgment of Mr. Lief or Mr. Spector if a proposal comes up for a vote at the meeting that is not on the proxy card.

BY TELEPHONE:   Please follow the vote by telephone instructions that are on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

BY INTERNET:   Please follow the vote by Internet instructions that are on your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

IN PERSON:   We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a legal proxy from your bank, broker or other agent in order to vote at the meeting.

A:              Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions you received from that organization to ensure that your vote is counted. Please contact your bank, broker or other agent if you did not receive a proxy card or voting instructions.

To vote in person at the meeting, you must obtain a legal proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with these proxy materials, or contact such agent to request a proxy form.

Q:   What does it mean if I receive more than one proxy card?

A:              It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all the proxy cards you receive to ensure that all your shares are voted.

Q:   Can I change my vote after submitting my proxy?

A:              Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the polls close at the meeting by: (i) signing another proxy card with a later date and returning it before the polls close at the meeting, (ii) voting by telephone or the Internet before 11:00 p.m., San Diego local time, on June 11, 2006 (your latest telephone or Internet vote is counted), (iii) returning a written notice before the polls close at the meeting that you are revoking your proxy, or (iv) voting at the meeting. Please note, however, that simply attending the meeting will not, by itself, revoke your proxy.

A:              Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.   If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, you should follow their instructions on how to change your vote. Please contact your bank, broker or other agent if you did not receive such instructions.

Q:   How many shares must be present to hold the meeting?

A:              To hold the meeting and conduct business, at least a majority of our outstanding shares of common stock as of the Record Date must be present (either in person or represented by proxy) at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•        is present and votes in person at the meeting, or

•        has properly submitted a proxy (including voting by telephone or the Internet).

Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting power under the rules of the National Association of Securities Dealers, Inc. or otherwise to vote the shares.

Q:   How many votes must the nominees receive to be elected as directors?

A:              Directors are elected by a plurality of votes of common stock (determined as if all of our Preferred Stock was converted into common stock) present in person or represented by proxy at our 2006 Annual Meeting and entitled to vote. The eight nominees receiving the highest number of votes FOR election will be elected.

Q:   How many votes must be received to approve the Arena Pharmaceuticals, Inc., 2006 Long-Term Incentive Plan?

A:              A majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) present at the meeting in person or by proxy and entitled to vote must vote FOR approval.

Q:   How many votes must be received to approve the amendment to the 2001 Arena Employee Stock Purchase Plan?

A:              A majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) present at the meeting in person or by proxy and entitled to vote must vote FOR approval.

Q:   How many votes must be received to approve the amendment to our Fifth Amended and Restated Certificate of Incorporation?

A:              A majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) outstanding must vote FOR approval.

Q:   How many votes must the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2006, receive to be approved?

A:              A majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) present at the meeting in person or by proxy and entitled to vote must vote FOR ratification.

Q:   How may I vote and how are votes counted?

A:              You may vote either FOR each director nominee or WITHHOLD your vote from any one or more of the nominees. You may vote FOR, AGAINST or ABSTAIN from voting on each of the other proposals. If you abstain from voting on any proposal that allows for abstention, it will have the same effect as a vote AGAINST such proposal.

With respect to the proposal to approve the amendment to our Fifth Amended and Restated Certificate of Incorporation, broker non-votes, if any, will have the same affect as a vote AGAINST such proposal. Broker non-votes will not affect the outcome of the voting on any of the other proposals described in this proxy statement.

Voting results are tabulated and certified by our transfer agent, Computershare Trust Company, Inc.

Q:   Who will bear the cost of soliciting votes for the meeting?

A:              We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Original solicitation of proxies by mail may be supplemented by other mailings, telephone calls, personal solicitation, or use of the Internet by our directors, officers, other employees or, per our engagement and our request, InvestorCom, Inc. No additional compensation will be paid to our directors, officers or other employees for such services, and we expect that our payments to InvestorCom for their solicitation services will be less than $5,000.

Proposal 1

ELECTION OF DIRECTORS

The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified or until their early resignation or removal. Our bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors.

It is our policy to encourage directors and nominees for director to attend the annual meetings of stockholders. All eight of the nominees for election as a director at our 2005 annual meeting of stockholders attended that meeting.

Each nominee listed below was elected at our 2005 annual meeting of stockholders. All of the nominees were recommended for election to the Board of Directors by the Corporate Governance, Nominating and Strategy Committee. Directors are elected by a plurality of votes present in person or represented by proxy at the annual meeting of stockholders and entitled to vote. Unless otherwise instructed to withhold a vote for a particular nominee or all of the nominees, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of our 2006 Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the Board of Directors, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unavailable to serve.

Nominees

The following table sets forth information regarding the nominees as of March 15, 2006.

Name	Positions and Offices Held	Year First Elected Director	Age
Jack Lief	President, Chief Executive Officer and Director	1997	59
Dominic P. Behan, Ph.D.	Senior Vice President, Chief Scientific Officer and Director	2000	42
Donald D. Belcher(1)(2)(3)	Director	2003	67
Scott H. Bice(1)(3)	Director	2003	62
Harry F. Hixson, Jr., Ph.D.(2)(3)	Director	2004	67
J. Clayburn La Force, Jr., Ph.D.(2)(3)	Director	2002	77
Louis J. Lavigne, Jr.(1)(3)	Director	2005	57
Tina S. Nova, Ph.D.(2)(3)	Director	2004	52

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Corporate Governance, Nominating and Strategy Committee

Business Experience of Directors

Jack Lief is a co-founder and has served as a director and our President and Chief Executive Officer since April 1997. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of International Marketing Research. Mr. Lief is a director of Accumetrics, Inc., a developer and marketer of diagnostic tests, ReqMed Company, Ltd., a provider of partnering opportunities, R&D strategies and bio-venture funding, and TaiGen Biotechnology Co., Ltd., a biotechnology company. Mr. Lief is also an Executive Board Member of BIOCOM, a life science industry association representing more than 450 member companies in San Diego and Southern California, and he was the Chairman of BIOCOM from March 2005 to March 2006. Mr. Lief holds a B.A. from Rutgers University and an M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

Dominic P. Behan, Ph.D., is a co-founder of Arena and has served as a director since April 2000, and as our Senior Vice President and Chief Scientific Officer since June 2004. Dr. Behan served as our Vice President, Research from April 1997 to June 2004. From 1993 to January 1997, Dr. Behan directed various research programs at Neurocrine Biosciences, Inc., a biopharmaceutical company. From 1990 to 1993, Dr. Behan was engaged in research at the Salk Institute. Dr. Behan holds a B.Sc. in Biochemistry from Leeds University, England, and a Ph.D. in Biochemistry from Reading University, England.

Donald D. Belcher has served as a member of the Board of Directors since December 2003. Mr. Belcher served as Chairman of the Board of Directors of Banta Corporation, a printing and supply-chain management company, from May 1995 to April 2004, Chief Executive Officer from January 1995 to October 2002 and President from September 1994 to January 2001. Mr. Belcher holds a B.A. from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

Scott H. Bice has served as a member of the Board of Directors since December 2003. Since June 2000, Mr. Bice has been the Robert C. Packard Professor at the University of Southern California Law School, where he served as Dean from 1980 to June 2000. Mr. Bice has experience on several corporate boards, including Imagine Films, from 1992 to 1994, Western and Residence Mutual Insurance Companies, from 1996 to 2003, and Jenny Craig, from 1996 to 2002. Mr. Bice holds a B.S. in finance and a J.D. from the University of Southern California.

Harry F. Hixson, Jr., Ph.D., has served as a member of the Board of Directors since September 2004. Dr. Hixson has served as Chairman of BrainCells Inc. since December 2003 and as Chief Executive Officer from July 2004 to September 2005. Dr. Hixson served as Chief Executive Officer of Elitra Pharmaceuticals, a biopharmaceutical company, from February 1998 to May 2003. Dr. Hixson held various management positions with Amgen, Inc., a biopharmaceutical company from 1985 to 1991, most recently as President and Chief Operating Officer. Dr. Hixson serves as the Chairman of Sequenom, Inc., a genomics company, and as the Chairman of Discovery Partners International, Inc., a pharmaceutical services company. Dr. Hixson holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from the University of Chicago and a Ph.D. in Physical Biochemistry from Purdue University.

J. Clayburn La Force, Jr., Ph.D., has served as a member of the Board of Directors since October 2002. Dr. La Force has served as a professor of Economics at the University of California, Los Angeles since 1962, and served as Dean of the Anderson School of Management at University of California, Los Angeles from July 1978 to June 1993. From 1969 to 1978, Dr. La Force served as the Chairman of the Economics Department at UCLA. Dr. La Force currently serves as a member of the Board of Directors of CancerVax Corporation, an oncology focused company, and on the following registered investment companies: Payden Funds, Metzler Payden, and Advisors Series Trust. Dr. La Force holds an A.B. in Economics from San Diego State College and an M.A. in Economics and a Ph.D. in Economics from the University of California, Los Angeles.

Louis J. Lavigne, Jr., has served as a member of the Board of Directors since January 2005. Before retiring in March 2005, Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc., a biotechnology company. He also served on Genentech’s Executive Committee, was Chairman of Genentech’s 401K Plan Committee and was responsible for Genentech’s Financial, Corporate Relations and Information Technology groups. Mr. Lavigne joined Genentech in 1982 and was promoted to Controller in 1983. He was promoted again to Vice President in 1986 and then named Chief

Financial Officer in 1988. In 1994, Mr. Lavigne was promoted to Senior Vice President and was later promoted to Executive Vice President in 1997. Prior to his tenure at Genentech, Mr. Lavigne held various financial management positions with Pennwalt Corporation, a chemical and pharmaceutical company. Mr. Lavigne currently serves as a member of the board of directors of Allergan, Inc., a pharmaceutical company, BMC Software, Inc., a provider of enterprise management solutions, Equinix, Inc., a provider of data centers and Internet exchange services, Kyphon Inc., a medical device company, and LifeMasters Supported SelfCare, Inc., a disease management company. Mr. Lavigne holds a bachelor’s degree in business administration from Babson College, and an M.B.A. from Temple University.

Tina S. Nova, Ph.D., has served as a member of the Board of Directors since September 2004. Dr. Nova is a co-founder of Genoptix, Inc., a provider of personalized medicine services, and has served as its President and Chief Executive Officer and as a member of its board of directors since March 2000. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, where she served as Chief Operating Officer and President from 1994 to January 2000. From 1992 to 1994, Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company. From 1988 to 1992, Dr. Nova held various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, most recently serving as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova serves as a member of the board of directors of Heska Corporation, a companion animal care company. In addition, Dr. Nova is the life science sector representative to the Independent Citizen’s Oversight Committee overseeing the implementation of the California stem cell initiative, Proposition 71. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NAMED NOMINEE.

Information About the Board of Directors and its Committees

The Board of Directors held a total of eight meetings during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served, in each case during the periods in which he or she served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through considerable telephone and other communications with each other and our executive officers, as well as with our independent auditors and external advisors, such as legal counsel, scientific consultants and investment bankers. As required under the NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of Directors and otherwise as needed.

A majority of the members of a listed company’s board of directors must qualify as “independent” under the applicable NASDAQ Stock Market listing standards. The board of directors must affirmatively make this determination. The Board of Directors has reviewed relevant transactions and relationships between each non-employee director and Arena, our senior management and our independent auditors and has affirmatively determined that all of our non-employee directors are independent directors under the applicable NASDAQ Stock Market listing standards.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance, Nominating and Strategy Committee. In addition, from September 2004 to June 2005, the Board of Directors had a strategy committee as a special committee to review our strategic plan and budget. Dr. Hixson was the Chairperson of the Strategy Committee and the

other members were Messrs. Lief, Belcher and Lavigne and Dr. Nova. The Strategy Committee held two meetings in 2005.

All of the standing committees of the Board of Directors are comprised entirely of independent directors. The chairpersons of our standing committees are appointed by the Board of Directors and may change in the future. Below is a chart showing the structure and membership of the standing committees of the Board of Directors.

Audit Committee

The Audit Committee’s responsibilities include:

(i)            selecting and evaluating the performance of our independent auditors;

(ii)        reviewing the scope of the audit to be conducted by our independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided to us by them;

(iii)    reviewing and assessing our financial reporting activities, including our periodic reports, and the accounting standards and principles followed;

(iv)      reviewing the organization and scope of our internal system financial controls and reporting;

(v)          reviewing and assessing our guidelines and policies with respect to risk assessment and management, our tax strategy, and investment policy;

(vi)      reviewing and approving related-party transactions; and

(vii)  overseeing our code of business conduct and ethics and whistleblower policy.

The Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements contained in the applicable NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Lavigne is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A. Mr. Lavigne is the Chairperson of the Audit Committee. The Audit Committee held nine meetings in 2005.

Compensation Committee

The Compensation Committee’s responsibilities include:

(i)            reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers;

(ii)        evaluating and recommending to the Board of Directors compensation plans and programs for Arena, as well as modifying or terminating existing plans and programs;

(iii)    reviewing and approving compensation and benefits for our directors and executive officers, and making recommendations to the Board of Directors regarding these matters; and

(iv)      authorizing and approving equity grants under our equity compensation plans.

Under our equity compensation plans, the Compensation Committee has broad discretion to set the exercise price of options and has the ability to grant restricted stock for no cash consideration. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. Mr. Belcher is the Chairperson of the Compensation Committee. The Compensation Committee held four meetings in 2005.

Corporate Governance, Nominating and Strategy Committee

The Corporate Governance, Nominating and Strategy Committee’s responsibilities include:

(i)                          recommending guidelines to the Board of Directors for the governance of Arena, including the structure and function of the Board of Directors and its committees and our management;

(ii)                      reviewing and approving a management succession plan and related procedures;

(iii)                  reviewing our strategic plan and expenditures and making recommendations regarding the agenda for the Board of Director’s strategy discussions;

(iv)                    establishing criteria for membership on the Board of Directors;

(v)                        identifying, evaluating, reviewing and recommending to the Board of Directors qualified candidates to serve on the Board;

(vi)                    making recommendations to the Board of Directors regarding the election of officers;

(vii)                serving as a focal point for communications between director candidates, non-committee directors and management; and

(viii)            reviewing and assessing the performance of the Board of Directors and each of its committees.

The Corporate Governance, Nominating and Strategy Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants in this process. As set forth in the next section, the Corporate Governance, Nominating and Strategy Committee will consider director candidates recommended by our stockholders. The Corporate Governance, Nominating and Strategy Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements and having high personal integrity and ethics. In considering candidates for director, the Corporate Governance, Nominating and Strategy Committee will consider all relevant factors, which may include among others the candidate’s experience and accomplishments, the usefulness of such experience to our business, the availability of the candidate to devote sufficient time and attention to Arena, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. The Corporate Governance, Nominating and Strategy Committee retains the right to modify these qualifications from time to time, and candidates for director are reviewed in the context of the composition of the then current Board of Directors, our requirements and the interests of our stockholders. The Corporate Governance, Nominating and Strategy Committee recommended the nominations of each of the directors nominated for election at our 2006 Annual Meeting.

The Board of Directors has adopted a written charter for the Corporate Governance, Nominating and Strategy Committee, which is available on our website at www.arenapharm.com. Mr. Bice is the Chairperson of the Corporate Governance, Nominating and Strategy Committee. In June 2005, the Board of Directors combined the Corporate Governance Committee, the Nominating Committee and the Strategy Committee into one committee: the Corporate Governance, Nominating and Strategy Committee. Prior to this change, the Corporate Governance Committee held one meeting in 2005, the Nominating Committee held four meetings in 2005 and the Strategy Committee held two meetings in 2005. The Corporate Governance, Nominating and Strategy Committee held four meetings in 2005.

Stockholder Director Recommendations

The Corporate Governance, Nominating and Strategy Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on the Board of Directors. The Corporate Governance, Nominating and Strategy Committee must receive all stockholder recommendations for director candidates for an annual meeting of stockholders by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance, Nominating and Strategy Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of Arena stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.

Stockholder Communications with the Board of Directors

The Board of Directors has a formal process by which stockholders may communicate with the Board of Directors or any of our directors or officers. Stockholders who wish to communicate with the Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. All such communications to our directors will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If the Board of Directors modifies this process, we will post the revised process on our website.

Proposal 2

APPROVAL OF THE ARENA PHARMACEUTICALS, INC.
2006 LONG-TERM INCENTIVE PLAN

Stockholders are being asked to approve the Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan (the “2006 LTIP”) to enable us to continue to attract and retain officers, key employees and directors of outstanding ability. The Board of Directors approved the 2006 LTIP at its February 14, 2006, meeting, subject to approval from stockholders at the 2006 Annual Meeting. The Board of Directors considers the 2006 LTIP to be a significant contributor to our long-term financial success, by assisting us in attracting and retaining selected individuals who are expected to contribute to our success by serving as directors, employees, consultants and advisors and to assist us in achieving long-term objectives which will inure to the benefit of the stockholders.

Our Amended and Restated 1998 Equity Compensation Plan, Amended and Restated 2000 Equity Compensation Plan and 2002 Equity Compensation Plan (together, the “Prior Plans”) will be terminated, subject to and upon approval of the 2006 LTIP by stockholders at the 2006 Annual Meeting. However, notwithstanding such termination of the Prior Plans, all outstanding awards under the Prior Plans will continue to be governed under the terms of the Prior Plans. There will be 6 million shares of our common stock authorized for issuance under the 2006 LTIP if it is approved by stockholders, which amount may be increased by the number of shares subject to any stock awards under the Prior Plans that are forfeited, expire or otherwise terminate without the issuance of such shares and would otherwise be returned to the share reserve under the Prior Plans but for their termination and as otherwise provided in the 2006 LTIP.

As of March 15, 2006, options (net of canceled or expired options) and restricted stock awards covering an aggregate of 1,485,440 shares of common stock had been granted under our Amended and Restated 1998 Equity Compensation Plan (of which options covering an aggregate of 204,195 shares of common stock remain outstanding) and 14,560 shares of common stock remained available for future grants under such plan. During the last fiscal year, no options to purchase common shares were granted under such plan.

As of March 15, 2006, options (net of canceled or expired options) and restricted stock awards covering an aggregate of 1,998,900 shares of common stock had been granted under our Amended and Restated 2000 Equity Compensation Plan (of which options covering an aggregate of 1,949,135 shares of common stock remain outstanding) and 1,100 shares of common stock remained available for future grants under such plan. During the last fiscal year, under our Amended and Restated 2000 Equity Compensation Plan, we granted (i) to all current executive officers as a group options to purchase 100,000 shares at an exercise price of $6.16 per share, (ii) to all current directors (excluding executive officers) as a group zero options to purchase stock, and (iii) to all employees (excluding executive officers) as a group options to purchase 733,500 shares at exercise prices of $5.04 to $14.49 per share. Our current directors are the same as our nominees for election as directors at the 2006 Annual Meeting.

As of March 15, 2006, options (net of canceled or expired options) and restricted stock awards covering an aggregate of 2,749,039 shares of common stock had been granted under our 2002 Equity Compensation Plan (of which options covering an aggregate of 1,916,205 shares of common stock remain outstanding) and 961 shares of common stock remained available for future grants under such plan. During the last fiscal year, under our 2002 Equity Compensation Plan, we granted (i) to all current executive officers as a group options to purchase 234,350 shares at an exercise price of $6.16 per share, (ii) to all current directors (excluding executive officers) as a group options to purchase 101,785 shares at an exercise price of $6.16 per share, and (iii) to all employees (excluding executive officers) as a group options to purchase 20,000 shares at an exercise price of $6.16 per share.

In total, as of March 15, 2006, options (net of canceled or expired options) and restricted stock awards covering an aggregate of 6,233,379 shares of common stock had been granted under our Prior Plans (of which options covering an aggregate of 4,069,535 shares of common stock remain outstanding) and 16,621 shares of common stock remained available for future grants under such plan. During the last fiscal year, under our Prior Plans, we granted (i) to all current executive officers as a group options to purchase 334,350 shares at an exercise price of $6.16 per share, (ii) to all current directors (excluding executive officers) as a group options to purchase 101,785 shares at an exercise price of $6.16 per share, and (iii) to all employees (excluding executive officers) as a group options to purchase 753,500 shares at exercise prices of $5.04 to $14.49 per share.

The following summary describes the principal features of the 2006 LTIP, and is qualified in its entirety by reference to the full text of the 2006 LTIP. A copy of the 2006 LTIP is filed as Appendix B to the proxy statement for the 2006 Annual Meeting filed with the Securities and Exchange Commission.

In this Proposal 2, the stockholders are requested to approve the adoption of the 2006 LTIP. The affirmative vote of the holders of a majority of the shares of common stock (determined as if our Preferred Stock was converted into common stock) present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting will be required to approve the adoption of the 2006 LTIP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Summary of the 2006 Long-Term Incentive Plan

Purpose.   The purpose of the 2006 LTIP is to assist us in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will inure to the benefit of all of our stockholders through the additional incentives inherent in the awards under the 2006 LTIP.

Shares Available for Issuance.   A total of 6 million shares of common stock will be available for issuance under the 2006 LTIP, increased if applicable as described below. If an award under the 2006 LTIP or the Prior Plans is forfeited, expires or otherwise terminates without issuance of shares, or is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award, the shares which were subject to the award which were not issued will be available for issuance under the 2006 LTIP. If shares are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations, then the shares not issued to the participant will be available for issuance under the 2006 LTIP. Shares issued under awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we or any subsidiary combines, will not reduce the shares authorized for issuance under the 2006 LTIP. Shares issued under the 2006 LTIP may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Eligibility; Awards to be Granted to Certain Individuals and Groups.   Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the 2006 LTIP. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Awards may be granted under the 2006 LTIP to any employee, non-employee member of the Board of Directors, consultant or advisor who provides us service, except for incentive stock options which may be granted only to our employees.

As of March 15, 2006, approximately 335 employees and non-employee directors would be eligible to participate in the 2006 LTIP. The Compensation Committee, in its discretion, selects the individual or individuals to whom options, stock appreciation rights, restricted stock awards, restricted stock unit awards or performance awards may be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

Certain Limits on Shares Subject to Awards.   The 2006 LTIP provides that no participant may be granted, in any 36-month period, options or stock appreciation rights to purchase more than 1 million shares of common stock, or restricted stock awards, restricted stock unit awards and performance awards that are denominated in shares with respect to more than 500,000 shares of common stock. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be granted to any participant in any 12-month period with respect to performance-based awards is $5 million. The dollar value of a cancelled award will continue to count against the $5 million limit.

The aggregate maximum number of shares of common stock that may be issued under the 2006 LTIP pursuant to the exercise of incentive stock options is 6 million shares.

Administration.   The Plan will be administered by the Compensation Committee, the members of whom must qualify as “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” under Section 162(m) of the Code and “independent directors” for purposes of the rules and regulations of the NASDAQ Stock Market. The Compensation Committee has the authority to select the participants who will receive awards under the 2006 LTIP, to determine the type and terms of the awards, and to interpret and administer the 2006 LTIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2006 LTIP to a committee of one or more directors and, to the extent permitted by law, to an executive officer or a committee of executive officers the right to grant awards to employees who are not directors or executive officers.

Terms and Conditions of Options.   Options granted under the 2006 LTIP may be incentive stock options, nonstatutory stock options, or a combination thereof, and are subject to the following terms and conditions:

Exercise Price.   The exercise price of options granted under the 2006 LTIP is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing price for the common stock on the NASDAQ Stock Market on the date the option is granted (or if there was no closing price on such date, on the last preceding date on which a closing price was reported). As of March 15, 2006, the closing price of our common stock as reported on the NASDAQ Stock Market was $19.51 per share.

Exercise of Option.   The Compensation Committee determines when options become exercisable, which in general will be at least one year from the date of grant; provided, however, that options may become exercisable pro rata over such time. The 2006 LTIP permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.

Term of Option.   Options granted under the 2006 LTIP expire no later than 10 years from the date of grant, except in the event of the optionee’s death or disability.

Stock Appreciation Rights.   The Compensation Committee is authorized to grant stock appreciation rights in conjunction with an option or other award granted under the 2006 LTIP, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted. The Compensation Committee determines when stock appreciation rights become exercisable, which in general will be at least one year from the date of grant; provided, however, that stock appreciation rights may become exercisable pro rata over such time. However, the term of a stock appreciation right may be no more than 10 years from the date of grant.

Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess of the fair market value of the shares on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.   Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2006 LTIP, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Awards of restricted stock that vest solely on continued employment generally will have a minimum vesting period of three years (which may be pro rata), except for death, disability, retirement, or Change in Control (as defined below), grants to new hires to replace forfeited awards from a prior employer, and grants in payment of performance awards or other earned cash-based incentive compensation.

Restricted Stock Unit Awards.   Awards of restricted units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the 2006 LTIP, and are also available as a form of payment of other awards granted under the 2006 LTIP and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units, subject to the same limitations discussed above for restricted stock awards.

Performance Awards.   Performance awards provide participants with the opportunity to receive shares of common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The minimum performance period under a performance award is 12 months.

If this Proposal 2 is approved by the stockholders, compensation attributable to performance awards under the 2006 LTIP will qualify as performance-based compensation under Section 162(m) of the Code, provided that: (i) the compensation is granted by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Code Section 162(m) Performance Goals.   The 2006 LTIP is designed to permit us to issue awards that qualify as performance-based under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation Committee’s discretion, performance goals shall be based on the attainment of specified levels of one or more of the following: net sales; revenue; revenue or product revenue growth; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of our other publicly traded securities; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholder’s equity; market share; achievement of drug development milestones; regulatory achievements, including approval of a compound; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical progress, including timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; financing; investor relations, analysts and communication; in-licensing; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to our performance or of the performance of one or more of our subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Dividends; Dividend Equivalents.   Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends declared with respect to shares of common stock covered by an award. The Compensation Committee may provide that such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award.

Termination of Service.   The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, and the terms of such exercise, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.

No Repricing.   The 2006 LTIP prohibits option and stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the 2006 LTIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combines) under the 2006 LTIP if the exercise price of the option or grant price of the stock appreciation right is less than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

Nontransferability of Awards.   Unless authorized by the Compensation Committee in the agreement evidencing an award granted under the 2006 LTIP, an award granted under the 2006 LTIP is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative. The Compensation Committee may provide in an award agreement that a participant may transfer an award to a family member (whether by gift or a domestic relations order) or under such terms and conditions determined by the Compensation Committee.

Adjustments upon Changes in Capitalization.   In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2006 LTIP, the number and class of shares of awards outstanding under the 2006 LTIP, the limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

Change in Control.   The Compensation Committee may, in its discretion, determine that, upon our “Change in Control” (as that term is defined in the Plan or otherwise defined in the agreement evidencing an award), options and stock appreciation rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the fair market value of one share of our common stock as of the date of the Change in Control is less than the per share option exercise price or stock appreciation right grant price.

To the extent provided in an award agreement, if in the event of a Change in Control the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award, then in the event of a termination of a participant’s employment with the successor company during the period following such Change in Control set forth in the award agreement under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the Change in Control, then unless otherwise provided in the award agreement, the award will become fully vested immediately prior to the Change in Control and will terminate immediately after the Change in Control.

The Compensation Committee may, in its discretion, also determine that, upon the occurrence of a Change in Control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Effective Date.   The 2006 LTIP will be effective upon its approval by stockholders at the 2006 Annual Meeting.

Amendment and Termination of the 2006 LTIP.   The Board may alter, amend, suspend or terminate the 2006 LTIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for stockholder approval. However, the Board may not amend the Plan without stockholder approval to increase the number of shares available for awards under the 2006 LTIP, expand the types of awards available under the 2006 LTIP, materially expand the class of persons eligible to participate in the 2006 LTIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, increase the maximum term of options and stock appreciation rights, increase the limits on shares subject to awards or the dollar value payable with respect to performance awards, or take any action with respect to an option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market. No such action by the Board of Directors may alter or impair any award previously granted under the 2006 LTIP without the written consent of the participant. The 2006 LTIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Federal Income Tax Consequences.   The following discussion summarizes certain federal income tax considerations of awards under the 2006 LTIP. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options.   An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

Nonstatutory Stock Options.   An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise, the optionee recognizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount recognized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights.   No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will recognize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards.   If the shares issued upon the grant of a restricted stock award, performance award or restricted stock unit award are unvested and subject to our reacquisition or repurchase, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our reacquisition or repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the reacquisition or repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, performance award or restricted stock unit award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock.

Company Tax Deduction.   We generally will be entitled to a tax deduction in connection with an award under the 2006 LTIP (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonqualified stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four most highly compensated executive officers. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation, provided that: (i) the compensation is approved by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied, and (iv) prior to the payment of the compensation, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The 2006 LTIP has been designed to permit the Compensation Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a full federal income tax deduction in connection with such awards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN.

Proposal 3

APPROVAL OF THE 2001 ARENA
EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

In 2001, the Board of Directors adopted, and our stockholders subsequently approved, our 2001 Arena Employee Stock Purchase Plan (the “Employee Purchase Plan”), which authorized a total of 1,000,000 shares of our common stock for issuance under the plan. On February 14, 2006, the Board of Directors adopted, subject to stockholder approval, an amendment to the Employee Purchase Plan to increase the number of shares authorized for issuance under the plan from a total of 1,000,000 to a total of 1,500,000. The Board of Directors adopted this amendment to provide flexibility to grant additional purchase rights at levels determined appropriate by the Board.

Stockholders are requested in this Proposal 3 to approve the amendment to the Employee Purchase Plan. The affirmative vote of the holders of a majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) present at the meeting in person or by proxy and entitled to vote will be required to approve the amendment to the Employee Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

During 2005, shares of our common stock were purchased in the amounts and at the weighted average prices per share under the Employee Purchase Plan as follows: Mr. Lief purchased 2,500 shares at $3.75 per share, Mr. Hoffman purchased 1,050 shares at $3.75 per share, Mr. Spector purchased 2,295 shares at $3.75 per share, all current executive officers as a group purchased 6,570 shares at $3.75 per share, and all employees (excluding executive officers) as a group purchased 191,292 shares at $3.97 per share. Drs. Behan and Shanahan did not participate in the Employee Purchase Plan during 2005.

As of March 15, 2006, an aggregate of 507,594 shares of our common stock had been issued under the Employee Purchase Plan, and 492,406 shares of our common stock remained available for future issuance under the Employee Purchase Plan.

The Employee Purchase Plan has been filed as Exhibit B to our proxy statement for our 2001 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 21, 2001. The essential features of the Employee Purchase Plan are outlined below.

Purpose of the Employee Purchase Plan

The Employee Purchase Plan is intended to encourage employee participation in the ownership of the company by offering employees the opportunity to purchase our common stock through accumulated payroll deductions.

Participation in the Employee Purchase Plan

Participation in the Employee Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Employee Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Employee Purchase Plan.

Description of the Employee Purchase Plan

The essential terms of the Employee Purchase Plan are summarized as follows:

General.   The purpose of the Employee Purchase Plan is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration.   The Employee Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board. The Employee Purchase Plan is currently administered by the Compensation Committee. All questions of interpretation or application of the Employee Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility.   Each of our employees (including officers) whose customary employment with us is at least 20 hours per week is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Employee Purchase Plan (i) to the extent that, immediately after the grant, such employee would own capital stock and/or hold outstanding options to purchase such stock representing five percent or more of the voting power or value of our stock, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrue at an amount which exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Employee Purchase Plan by filing with us a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the subscription agreement has been set by the Board of Directors. As of March 15, 2006, approximately 329 employees, including seven executive officers, were eligible to participate in the Employee Purchase Plan.

Participation in an Offering.   The Employee Purchase Plan is implemented by consecutive overlapping offering periods lasting for 24 months (an “Offering Period”), with a new Offering Period commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year. Common stock may be purchased under the Employee Purchase Plan every three months (a “Purchase Period”), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of our common stock on any exercise date in an Offering Period is lower than the fair market value of our common stock on the first trading day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board of Directors may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Employee Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Employee Purchase Plan. Such payroll deductions may not exceed 15% of a participant’s compensation.

Once an employee becomes a participant in the Employee Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Employee Purchase Plan or the employee’s employment with us terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of our common stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 625 shares of our common stock in each Purchase Period.

Purchase Price; Shares Purchased.   Shares of our common stock may be purchased under the Employee Purchase Plan at a price not less than 85% of the lesser of the fair market value of our common stock on the (i) the first trading day of each Offering Period or (ii) the last trading day of each Purchase Period (the “Purchase Price”). The “fair market value” of our common stock on any relevant date will generally be the closing price per share as quoted on the NASDAQ Stock Market (or the closing bid, if no sales were reported) as reported in The Wall Street Journal. The number of shares of our common stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that Purchase Period by the Purchase Price. On March 15, 2006, the closing price per share as reported on the NASDAQ Stock Market was $19.51.

Restrictions on Transfer.   Rights granted under the Employee Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Termination of Employment.   Termination of a participant’s employment for any reason, including disability or death, or the failure of the participant to remain in our continuous scheduled employ for at least 20 hours per week, cancels his or her option and participation in the Employee Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Employee Purchase Plan.

Adjustment upon Change in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in our capital structure affected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Employee Purchase Plan, the number and class of shares of stock subject to options outstanding under the Employee Purchase Plan and the exercise price of any such outstanding options, and the maximum number of shares that each participant may purchase during each Purchase Period. Any such adjustment shall be made by the Board of Directors, whose determination shall be conclusive.

Dissolution or Liquidation.   In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

Merger or Asset Sale.   In the event we merge with or into another corporation or a sale of all or substantially all of our assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, the Offering Period then in progress will be shortened and a new exercise date will be set.

Amendment and Termination of the Plan.   The Board of Directors may at any time terminate or amend the Employee Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Employee Purchase Plan is in the best interests of the company and our stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code, stock exchange rules or other applicable law. Unless terminated earlier, the Employee Purchase Plan will terminate in March 2011.

Withdrawal.   Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

Federal Tax Information for the Employee Purchase Plan.   The Employee Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until the shares purchased under the Employee Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

If the shares sold or disposed of have been held more than one year from the date of transfer of the stock to the participant and more than two years from the first day of the Offering Period, then the participant will recognize ordinary income equal to the lesser of (i) 15% of the value of the shares as of the first day of the Offering Period, or (ii) the excess of the value of the shares at the time of such sale or disposition over the price to the employee. Any additional gain will be treated as long-term capital gain.

If the shares are sold or disposed of have not been held for the respective one or two year required holding periods, then the participant will recognize ordinary income generally measured as the excess of the value of the shares on the date the shares are purchased over the price to the employee. Any additional gain or loss on such sale or disposition will be long- or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Employee Purchase Plan. In addition, this summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Reference should be made to the applicable provisions of the Code for more complete details.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM A TOTAL OF 1,000,000 TO A TOTAL OF 1,500,000.

Proposal 4

APPROVAL OF AN AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF STOCK

On February 13, 2006, the Board of Directors adopted, subject to stockholder approval, an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares from 75,000,000 to 150,000,000, and to increase the number of authorized shares of our common stock from 67,500,000 to 142,500,000 (the “Amendment”).

Stockholders are requested in this Proposal 4 to approve the Amendment. The affirmative vote of the holders of a majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) outstanding will be required to approve the Amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum and will have the same effect as a vote against the Amendment.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of our common stock would not affect the rights of the holders of our currently outstanding common stock or Preferred Stock. However, there may be ancillary effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock and Preferred Stock. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 46,298,431 shares of common stock outstanding on March 15, 2006, the Board of Directors has reserved as of March 15, 2006: (i) an aggregate of 4,086,156 shares of our common stock for issuance under our equity compensation plans; (ii) 492,406 shares for issuance under our employee stock purchase plan; (iii) 114,169 shares for issuance under our deferred compensation plan; (iv) 5,060,306 shares of our common stock for issuance upon conversion of outstanding shares of our Series B-1 Preferred Stock; (v) 1,689,226 shares of our common stock for issuance upon conversion of outstanding shares of our Series B-2 Preferred Stock, (vi) 1,936,200 shares for issuance upon the exercise of outstanding warrants; and (vii) 2,497,201 shares for issuance for payment of dividends on our Preferred Stock.

Although the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses or products; and other purposes. The additional shares of common stock that would become available for issuance if this proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the then current Board. This proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of Arena (nor is the Board of Directors currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. However, we do not intend to use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes in control of management.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

Proposal 5

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2006. Ernst & Young LLP has audited our financial statements since our inception in 1997. The Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In connection with the audit of the 2005 financial statements, we entered into an engagement letter with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Stockholders are requested in this Proposal 5 to ratify the appointment of Ernst & Young LLP. The affirmative vote of the holders of a majority of the shares of common stock (determined as if all of our Preferred Stock was converted into common stock) present at the meeting in person or by proxy and entitled to vote will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firm, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in the stockholders’ best interest.

Representatives of Ernst & Young LLP are expected to be present at our 2006 Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Compensation and Other Information Concerning Officers,
Directors and Certain Stockholders

Executive Officers

Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board. Set forth below are the names and certain biographical information regarding our executive officers. This information is as of March 15, 2006.

Name	Age	Position
Jack Lief	59	President and Chief Executive Officer
K.A. Ajit-Simh	53	Vice President, Quality Systems
Dominic P. Behan, Ph.D.	42	Senior Vice President and Chief Scientific Officer
Robert E. Hoffman, C.P.A.	40	Vice President, Finance, Chief Financial Officer and Chief Accounting Officer
Louis J. Scotti	50	Vice President, Marketing and Business Development
William R. Shanahan, Jr., M.D., J.D.	47	Vice President and Chief Medical Officer
Steven W. Spector, J.D.	41	Senior Vice President, General Counsel and Secretary

See “Proposal No. 1 Election of Directors” for biographical information regarding Mr. Lief and Dr. Behan, who are also directors.

K.A. Ajit-Simh has served as our Vice President, Quality Systems since January 2004. Mr. Ajit-Simh provided regulatory compliance services to several companies in the United States and internationally from 1999 to the end of 2003. Mr. Ajit-Simh held various positions of increasing responsibility at Mallinckrodt Inc. from 1975 to 1985, Baxter Healthcare from 1986 to 1989, Abbott BioTech from 1989 to 1992, and Cytel Corporation from 1992 to 1999. In addition, he has been an instructor at the University of California, San Diego since 1994, teaching classes in regulatory compliance and quality control/assurance. He also teaches courses in Good Manufacturing Practices and Advanced Quality Control and Assurance at San Diego State University as part of the graduate program in Regulatory Affairs. Mr. Ajit-Simh received a B.Sc. degree in Biology and Chemistry from Banglore University and an M.S. in Cell Biology from St. Louis University, Missouri.

Robert E. Hoffman, C.P.A., has served as our Vice President, Finance, Chief Financial Officer and Chief Accounting Officer since December 2005. He served as Arena’s Vice President, Finance from April 2000 to December 2005, and as Arena’s Controller from August 1997 to April 2000. From 1994 to 1997, Mr. Hoffman served as Assistant Controller for Document Sciences Corporation, a software company. Mr. Hoffman is a member of the steering committee of the Association of Bioscience Financial Officers and on the board of directors of the San Diego County Credit Union. He is also Vice President and director of the San Diego chapter of Financial Executives International and President Elect for the 2006-2007 chapter year. Mr. Hoffman holds a B.B.A. from St. Bonaventure University and is licensed as a C.P.A. in the State of California.

Louis J. Scotti has served as our Vice President, Marketing and Business Development since September 2002. He previously served as our Vice President, Business Development from August 1999 to September 2002. From June 1998 to July 1999, Mr. Scotti served as President and Chief Executive Officer for ProtoMed, Inc., a biopharmaceutical company. From April 1996 to June 1998, Mr. Scotti served as Executive Director of Licensing for Ligand Pharmaceuticals Incorporated, a drug discovery and development company. From 1986 to 1995, Mr. Scotti served in various positions at Reed & Carnrick Pharmaceuticals, a pharmaceutical company, most recently as Vice President of Marketing and Business Development. Mr. Scotti holds a B.S.E. in Biomedical Engineering from the University of Pennsylvania.

William R. Shanahan, Jr., M.D., J.D., has served as our Vice President and Chief Medical Officer since March 2004. From August 2000 to March 2004, Dr. Shanahan served as Chief Medical Officer for

Tanox, Inc., a biopharmaceutical company. From October 1994 to August 2000, Dr. Shanahan held various positions at Isis Pharmaceuticals, Inc., a biopharmaceutical company, most recently as Vice President, Drug Development. From 1989 to 1994, he served as Director, Clinical Research for Pfizer Central Research, a pharmaceutical company. From 1986 to 1989, he held various positions at Searle Research & Development, a pharmaceutical company subsequently acquired by Pfizer, most recently as Director, Clinical Research. Dr. Shanahan holds an A.B. from Dartmouth College, an M.D. from the University of California, San Francisco and a J.D. from Loyola University, Chicago.

Steven W. Spector, J.D., has served as our Senior Vice President and General Counsel since June 2004. Mr. Spector served as our Vice President and General Counsel from October 2001 to June 2004. Mr. Spector has also served as our Secretary since November 2001. Mr. Spector is Vice President/President Elect and a member of the board of directors of the Association of Corporate Counsel, San Diego. Prior to joining Arena, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from 1991 to October 2001. Mr. Spector was a member of the Morgan Lewis Technology Steering Committee. Mr. Spector was our outside corporate counsel from 1998 to October 2001. Mr. Spector holds a B.A. and a J.D. from the University of Pennsylvania.

Director Compensation

Directors who are also employees do not receive additional compensation for serving as a director. The compensation of our non-employee directors is set forth below.

2005 Fiscal Year

For the fiscal year 2005, each of our non-employee directors was eligible to earn the following compensation for their participation on the Board of Directors and its committees:

Equity:

•       New Directors:   25,000 options to purchase our common stock. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our equity compensation plans, vesting in equal annual installments over two years.

•       Ongoing Directors:   10,000 options to purchase our common stock. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our equity compensation plans, vesting monthly over one year.

Unvested stock options terminate when the director ceases to be a director. Vested stock options terminate (i) three years after an involuntary termination or self-termination occurring with the permission of a majority of the Board of Directors, death or disability or (ii) 90 days after the director ceases to be a director for reasons other than listed in (i).

Cash:

•       Retainer:   $20,000 annually, paid quarterly, subject to continuing service as a director. Prior to the beginning of any calendar year or, in the case of a new director, upon joining the Board of Directors, each director can irrevocably elect to take 25%, 50%, 75% or 100% of his or her retainer for the following calendar year in equivalent options determined by dividing three times the retainer amount by the fair market value of our common stock, computed at the time the options are granted. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our equity compensation plans, vesting monthly over one year.

•       Meeting Attendance Fee:

•        General:

•       In-Person: $1,000

•       Telephonic: $500

•        Exceptions:

•       Audit Chairperson Meeting Attendance Fee:

•       In-Person: $3,000

•       Telephonic: $1,500

•       Other Chairperson Meeting Attendance Fee:

•       In-Person: $2,000

•       Telephonic: $1,000

In addition, the Board of Directors or the Compensation Committee could authorize additional fees for significant work in informal meetings or for other service to us in the recipient’s capacity as a director or committee member. Each non-employee director is entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with performing Board business in 2005.

The following table provides information for fiscal 2005 compensation for non-employee directors who served during fiscal 2005 and are nominees for election at the 2006 Annual Meeting:

Non-Employee Director Nominee Compensation Table for Fiscal 2005

			Individual Grants
Name	Cash Retainer(1)	Additional Meeting Fees	Number of Securities Underlying Options/ SARs Granted(1)	Exercise of Base Price	Expiration Date
Donald D. Belcher	$5,000	$35,250	17,305	$6.16	1/17/2015
Scott H. Bice	20,000	25,500	10,000	6.16	1/17/2015
Harry F. Hixson, Jr., Ph.D.	—	18,500	19,740	6.16	1/17/2015
J. Clayburn La Force, Jr., Ph.D.	—	21,000	19,740	6.16	1/17/2015
Louis J. Lavigne, Jr.(2)	20,000	16,500	25,000	6.16	1/17/2015
Tina S. Nova, Ph.D.	20,000	19,500	10,000	6.16	1/17/2015

(1)          Reflects that certain directors elected to receive stock options in lieu of cash payments.

(2)          The Board of Directors appointed Mr. Lavigne to the Board on January 17, 2005.

2006 Fiscal Year

For the fiscal year 2006, each of our non-employee directors is eligible to earn the following compensation for their participation on the Board of Directors and its committees:

Equity:

•       New Directors:   25,000 options to purchase our common stock. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our equity compensation plans, vesting in equal annual installments over two years.

•       Ongoing Directors:   10,000 options to purchase our common stock. The options are 10-year options with an exercise price equal to the fair market value of our common stock as determined under our equity compensation plans, vesting monthly over one year.

Unvested stock options terminate when the director ceases to be a director. Vested stock options terminate (i) three years after an involuntary termination or self-termination occurring with the permission of a majority of the Board of Directors, death or disability or (ii) 90 days after the director ceases to be a director for reasons other than listed in (i). Non-employee directors are not eligible to receive an annual option grant or options that they elect to receive in lieu of a cash retainer until after the 2006 Annual Meeting.

Cash:

•       Retainer:   $20,000 annually, paid quarterly, subject to continuing service as a director. Prior to the beginning of any calendar year or, in the case of a new director, upon joining the Board of Directors, each director can irrevocably elect to take 25%, 50%, 75% or 100% of his or her retainer for the following calendar year in equivalent options determined by dividing three times the retainer amount by the fair market value of our common stock, computed at the time the options are granted. The options are 10-year options with an exercise price equal to the fair market value of Our common stock as determined under our equity compensation plans, vesting monthly over one year.

•       Meeting Attendance Fee:

•        General:

•       In-Person: $1,000

•       Telephonic: $500

•        Exceptions:

•       Audit Chairperson Meeting Attendance Fee:

•       In-Person: $3,000

•       Telephonic: $1,500

•       Other Chairperson Meeting Attendance Fee:

•       In-Person: $2,000

•       Telephonic: $1,000

In addition, the Board of Directors or the Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to our in the recipient’s capacity as a director or committee member. Each non-employee director is entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with performing Board business in 2006.

Executive Compensation

The following table sets forth certain information concerning the compensation we paid, or that was accrued by the officers, for services rendered to us in all capacities for the fiscal years ended December 31, 2005, 2004 and 2003 by our Chief Executive Officer and our four other most highly paid executive officers (collectively, the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation					Long Term Compensation Awards
									Securities
						Other Annual	Restricted		Underlying	All Other
Name and Principal Position	Year	Salary(1)		Bonus		Compensation	Stock Awards		Options	Compensation
Jack Lief	2005	$ 609,500		$ 300,000		$ —	$ —		100,000	$ —
President, Chief Executive	2004	603,750		50,000	(2)	—	—		124,350 (2)	—
Officer and Director	2003	603,750		32,000		—	1,286,000	(3)	—	—
Dominic P. Behan, Ph.D.	2005	343,750		100,000		—	—		50,000	—
Senior Vice President,	2004	315,000		55,000		—	—		50,000	—
Chief Scientific Officer	2003	315,000		16,000		—	643,000	(3)	—	—
and Director
Steven W. Spector, J.D.	2005	314,375		100,000		—	—		45,000	6,057	(4)
Senior Vice President,	2004	300,000		35,000		—	—		50,000	5,769	(4)
General Counsel	2003	300,000		30,000		—	257,200	(5)	—	—
and Secretary
William R. Shanahan, M.D., J.D.	2005	311,500		50,000		—	—		45,000	—
Vice President	2004	228,125	(6)	41,000		—	—		60,000	108,425	(6)
and Chief Medical Officer
Robert E. Hoffman, C.P.A	2005	222,917		100,000		—	—		30,000	4,615	(4)
Vice President,	2004	188,227		25,000		—	—		40,000	10,961	(4)
Finance, Chief Financial	2003	151,000		10,000		—	160,750	(5)	—	2,904	(4)
Officer and Chief
Accounting Officer

(1)          In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table. Amounts earned during the years 2005, 2004 and 2003 but deferred at the election of the Named Executive Officer pursuant to our 401(k) plan are included in the Salary column.

(2)          As part of his bonus for 2004, in January 2005, Mr. Lief was granted fully vested options to purchase 24,350 shares of our common stock at an exercise price of $6.16 per share. These options are included in the table.

(3)          On January 20, 2003, Mr. Lief was granted a restricted stock award under our equity compensation plans of 200,000 shares of our common stock, with an aggregate value of $1,286,000, based on the fair market value of $6.43 per share on the date of grant. Mr. Lief’s restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vests ratably over the next three years in quarterly increments. Mr. Lief forfeited options to purchase 200,000 shares of our common stock concurrently with receiving the grant of restricted stock. On January 20, 2003, Dr. Behan was granted a restricted stock award under our equity compensation plans of 100,000 shares of our common stock, with an aggregate value of $643,000, based on the fair market value of $6.43 per share on the date of grant. Dr. Behan’s restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vest ratably over the next three years in quarterly increments. Dr. Behan forfeited options to purchase 100,000 shares of our common stock concurrently with receiving the grant of restricted stock.

(4)          After their annual anniversary hire date, each of our employees may elect to be paid for unused vacation time in the form of additional salary. Mr. Spector elected to be paid in the form of additional salary for one week of unused vacation time in each of the years ended December 31, 2005 and 2004. Mr. Hoffman elected to be paid in the form of additional salary for one week, three weeks and one week of unused vacation time in the years ended December 31, 2005, 2004, and 2003, respectively.

(5)          On January 20, 2003, Mr. Spector was granted a restricted stock award under our equity compensation plans of 40,000 shares of our common stock, with an aggregate value of $257,200, based on the fair market value of $6.43 per share on the date of grant. Mr. Spector’s restricted stock award vested 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. Mr. Spector forfeited options to purchase 40,000 shares of our common stock concurrently with receiving the grant of restricted stock. On January 20, 2003, Mr. Hoffman was granted a restricted stock award under our equity compensation plans of 25,000 shares of our common stock, with an aggregate value of $160,750, based on the fair market value of $6.43 per share on the date of grant. Mr. Hoffman’s restricted stock award vested 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. Mr. Hoffman forfeited options to purchase 25,000 shares of our common stock concurrently with receiving the grant of restricted stock.

(6)          Dr. Shanahan became one of our employees in March 2004, and the salary information in the table reflects the partial year. In accordance with his employment offer letter, Dr. Shanahan was given a relocation and temporary living allowance and bonus totaling of $125,000, which was comprised of $16,575 in reimbursements for qualified moving expenses and $108,425 in additional taxable wages during 2004.

Option Grants in Last Fiscal Year

The following table sets forth all options to purchase our common stock we granted to each of the Named Executive Officers in 2005 and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the maximum 10-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total Options/SARs			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation
	Options/SARs	Employees in	Exercise of	Expiration	for Option Term(1)
Name	Granted(#)	Fiscal Year	Base Price	Date	5%	10%
Jack Lief	124,350	11.5%	$ 6.16	1/17/2015	$ 481,731	$ 1,220,800
Dominic P. Behan, Ph.D.	50,000	4.6%	6.16	1/17/2015	193,700	490,873
Steven W. Spector, J.D.	45,000	4.2%	6.16	1/17/2015	174,330	441,785
William R. Shanahan, M.D., J.D.	45,000	4.2%	6.16	1/17/2015	174,330	441,785
Robert E. Hoffman, C.P.A.	30,000	2.8%	6.16	1/17/2015	116,220	294,524

(1)          The potential realizable value is based on the 10-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and the option is exercised and sold on the last day of its term for the appreciated stock price.

Pursuant to stock option agreements between us and our employees, each of our employees is entitled to exercise their options prior to vesting, subject to certain exceptions. If they exercise their options prior to vesting, they will receive restricted shares which will vest in accordance with the normal vesting schedule set forth in their stock option agreement and are subject to our repurchase prior to vesting if they cease to be one of our employees.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table provides information for options exercised by each of the Named Executive Officers during the fiscal year ended December 31, 2005, and the value of the remaining options held by those executive officers at year-end.

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005(1)		Value of Unexercised In-the-Money Options at December 31, 2005(2)
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack Lief	—	$ —	246,851	217,499	$ 651,176	$ 1,504,042
Dominic P. Behan, Ph.D.	—	—	238,751	108,749	1,758,708	752,017
Steven W. Spector, J.D.	—	—	47,501	82,499	283,233	670,116
William R. Shanahan, M.D., J.D	—	—	15,000	90,000	118,650	718,200
Robert E. Hoffman, C.P.A	—	—	20,001	59,999	159,958	487,792

(1)          Pursuant to stock option agreements between us and our employees, each of our employees is entitled to exercise their options prior to vesting. All of the exercisable options are vested, but have not yet been exercised, and all of the unexercisable options may be exercised, but have not yet vested and will only vest subject to the terms of the stock option agreements.

(2)          The value of the unexercised in-the-money options is the amount, if any, by which the fair market value of our common stock on December 31, 2005, exceeded the option exercise price, multiplied by the number of shares of common stock underlying the option. The fair market value of our common stock at December 31, 2005, was $14.21.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Messrs. Lief, Spector and Hoffman and Dr. Behan are each a party to a change in control protection agreement with us, which provides for, among other things, a payment equal to the executive’s base salary and accelerated vesting of equity grants if the executive is terminated without cause or the executive officer resigns for good reason within two years following a change of control.

In January 2006, the Compensation Committee approved a Severance Benefit Plan that provides Messrs. Lief, Hoffman and Spector and Drs. Behan and Shanahan severance benefits upon involuntary termination without cause or voluntary termination with good reason. The benefits include cash severance benefits, continuation of coverage under our health plans, acceleration of stock awards, and continued stock option exercisability. Receipt of the severance benefits is conditioned upon the eligible officer’s (i) continuation of service until date of termination (with exception for approved leaves of absence), (ii) execution of an effective release of claims, and (iii) return of company property. The severance period is 18 months for Mr. Lief and 12 months for the other included officers. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under the change in control protection agreements or any other agreement or plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 15, 2006:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,069,535	(2)	$ 9.13	509,027	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	4,069,535	(2)	$ 9.13	509,027	(3)

(1)          In 2003, we set up a deferred compensation plan for our executive officers, whereby executive officers may elect to defer their shares of restricted stock. At March 15, 2006, a total of 114,169 shares of restricted stock were contributed to the plan. All of the shares contributed to this plan were previously granted to executive officers under an equity compensation plan approved by the stockholders.

(2)          The outstanding options have no dividend rights attached and are not transferable for consideration. The average life of the outstanding options is 7.70 years and the average exercise price is $9.13 per share.

(3)          Includes 492,406 shares of common stock available for future issuance under our employee stock purchase plan.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished this report on its policies with respect to the compensation of our executive officers. The report is not deemed to be “soliciting material” or to be “filed” with the SEC, or subject to the SEC’s proxy rules (other than as provided in Item 402 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and, irrespective of any general incorporation language, the report shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

Overview

The primary purpose of the Compensation Committee is to act on behalf of the Board of Directors in fulfilling the Board’s responsibilities to oversee our compensation policies, plans and programs. The Compensation Committee’s charter is to review, modify and approve our overall compensation strategy and policies, review and determine the compensation of our executive officers and non-employee directors, administer our equity compensation plans (including reviewing and approving equity grants to our executive officers), and to approve the adoption, amendment and termination of our benefit plans. Pursuant to its charter, the Compensation Committee is authorized to access, at our expense, such internal and external resources as the Compensation Committee deems necessary or appropriate to fulfill its defined responsibilities, including compensation consultants, independent legal counsel, other professional advisors, and company personnel and records. The Compensation Committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.

The Compensation Committee is comprised of Mr. Belcher and Drs. Hixson, La Force and Nova, each of whom is “independent” under the applicable NASDAQ Stock Market rules. In addition, each of these individuals is a “non-employee director” under Section 162(m) of the Internal Revenue Code and meets the independence requirements under Section 16 of the Exchange Act of 1934.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. The Compensation Committee reviews and assesses the adequacy of its charter from time to time, and recommends any proposed changes to the Board of Directors for its consideration.

General Executive Officer Compensation Policy and its Implementation

Our executive officer compensation policy is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success. Accordingly, our executive officer compensation policy is designed to provide executive officers competitive compensation opportunities that are tied to their current and past individual performance, as well as corporate performance. Each executive officer’s compensation package is comprised of three key elements: base salary, equity grants, and potential performance-based bonuses, the specific amounts of which reflect both corporate and individual performance. Certain of our executive officers also are entitled to receive additional benefits under certain circumstances upon termination of their employment. These elements are intended to align the interests of our executive officers and our stockholders. Our compensation packages are also designed to be competitive with compensation levels in our industry. In evaluating our competitive position, the Compensation Committee reviews and analyzes the executive officer compensation provided by other companies in our industry. The Compensation Committee may also consult with compensation consultants and other advisors.

Our Chief Executive Officer recommends to the Compensation Committee salaries, equity grants and bonus opportunities for executive officers other than himself, which the Compensation Committee can accept, reject or modify. In formulating his recommendations, our Chief Executive Officer considers industry and peer group compensation surveys, the past and expected future contributions of each executive officer, the company’s performance and the mix of compensation that would be most appropriate for each executive officer.

The Compensation Committee then reviews these factors and our Chief Executive Officer’s recommendations. In making compensation decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Compensation Committee may take into account additional factors, and may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive officer compensation for future fiscal years, but it is expected that all compensation decisions will be designed to fall within the general compensation policy set forth above.

In determining our executive officers’ cash bonuses for 2005 and base salaries for 2006, the Compensation Committee considered what it viewed as our strong corporate performance in 2005, including our success in meeting specified goals. The Compensation Committee believes that the compensation discussed below is consistent with our corporate performance and the individual performance of each executive officer, and, as a result, believes that all elements of the compensation discussed below are reasonable in their totality.

Cash Compensation

The beginning salary for each executive officer is established through negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary and competitive salary information. Year-to-year adjustments to each executive officer’s salary are based on personal performance for the year, the level of salaries of persons in comparable positions within the industry, and the range of merit salary increases for such year for other employees, as well as other factors judged to be pertinent during an assessment period.

The Compensation Committee’s current approach for compensating executive officers with cash is, in general, to provide moderate raises to base salaries and increase the percentage of performance-based (or “at risk”) bonuses relative to base salary. The Compensation Committee believes using incentive bonuses will increasingly tie compensation to performance and better align the interests of management and stockholders.

In determining cash bonuses for 2005 and base salaries for 2006, the Compensation Committee reviewed the findings and recommendations of an independent consulting firm regarding our compensation policies and programs for our executive officers. The consulting firm’s findings and recommendations were based on market data for a “peer” group of approximately 20 biotechnology and biopharmaceutical companies. These companies were selected to be included in our peer group on the basis of their revenues, net income, total number of employees, market capitalization and annualized stockholder return. Although the Compensation Committee gave weight to the findings of the consulting firm and other surveys, it did not target any particular level of compensation provided by other companies in setting the 2006 compensation for executive officers.

In January 2006, the Compensation Committee approved (i) 2005 cash bonuses and 2006 base salaries for our executive officers, and (ii) a 2006 Annual Incentive Plan and corporate and individual goals for our executive officers for 2006.

Cash Bonuses and Salary Increases

The Compensation Committee approved the following cash bonuses for 2005 and base salaries for 2006 for our named executive officers:

	Bonus for	2006
Individual	2005	Salary
Jack Lief	$300,000	$620,000
Dominic P. Behan, Ph.D.	100,000	358,800
Robert E. Hoffman, C.P.A.	100,000	275,000
William R. Shanahan, Jr., M.D.	50,000	321,400
Steven W. Spector, J.D.	100,000	327,600

Annual Incentive Plan and Corporate and Individual Goals

By approving the 2006 Annual Incentive Plan and corporate and individual goals, the Compensation Committee established the cash bonus opportunities for each executive officer in 2006, which are tied to the achievement of corporate and individual goals. Under the 2006 Annual Incentive Plan, each participant is assigned a bonus target that is expressed as a percentage of annual salary, and the participant’s bonus award, if any, is based on the achievement of pre-established corporate and individual goals. All participants have the same corporate goals.

The 2006 corporate goals approved by the Compensation Committee relate to the following categories: (i) development of internal clinical programs, (ii) progress of partnered programs, (iii) financial goals and (iv) progress of research programs.

Individual bonus awards are to be determined at the end of 2006 or early 2007 based upon level of goal achievement, the quality of achievement, and the weighting of each goal. Eligible participants must be actively employed with us on the last day of 2006 to receive a bonus, and the Compensation Committee may modify or adjust the annual bonus award. The Board of Directors can change the incentive plan at any time, including, without limitation, its award formula, performance measures and payout schedule, and can exclude participants and exercise discretion, including canceling the plan or any earned awards. Participation in the incentive plan is not a guarantee of continued employment.

All executive officers participate in the plan. The following table lists our named executive officers, their bonus target expressed as a percentage of their 2006 salary, and the relative weighting assigned to corporate goals and individual goals:

		Relative Weighting
	Bonus	Corporate	Individual
Individual	Target	Goals	Goals
Jack Lief	50%	75%	25%
Dominic P. Behan, Ph.D.	35%	60%	40%
Robert E. Hoffman, C.P.A.	35%	60%	40%
William R. Shanahan, Jr., M.D., J.D.	30%	50%	50%
Steven W. Spector, J.D.	35%	60%	40%

A participant will not earn any award payment if the weighted average completion of the participant’s goals is less than 50%. Total award payments are capped at 125% of the bonus target.

Stock-Based Incentives

The Compensation Committee believes that equity grants provide our executive officers with the opportunity to share in the appreciation of the value of our common stock and encourages ownership in the company. The Compensation Committee believes that equity grants reinforce a long-term interest in our overall performance and directly motivate our executive officers to maximize long-term stockholder value. The equity grants also utilize vesting periods that encourage executive officers to continue in our employ.

The Compensation Committee reviewed and considered the findings and recommendations of the independent consulting firm regarding the equity compensation of executive officers in 2006. The Compensation Committee also considered the current equity ownership in Arena held by our executive officers and the consequences of granting options in light of the new requirement to expense the value of stock option grants. In determining the size of stock option grants to executive officers, the Compensation Committee considered similar awards to individuals holding comparable positions in our peer group, our corporate performance against our plan, individual performance against the individual’s objectives, each executive officer’s “carried interest” or beneficial ownership in the company, and the overall share usage under our equity compensation plans for grants to our executive officers.

In January 2006, the Compensation Committee approved granting an aggregate of 269,000 options to executive officers. All options have an exercise price of $16.80 per share and scheduled vesting over four years. In addition, the Compensation Committee approved granting an aggregate of 81,000 restricted shares of our common stock with scheduled vesting over three years to executive officers. In determining the grants of stock options and restricted stock to executive officers, the Compensation Committee considered the importance of increasing the ownership level of executive officers to be closer to the median of executive officers in our peer group, as well as the availability of options for future grants under our equity compensation plans.

We also have an employee stock purchase plan to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the employee stock purchase plan, executive officers and other employees may elect to have a portion of their cash compensation withheld for purchases of our common stock on certain dates set forth in the plan. The price of our common stock purchased under the employee stock purchase plan is equal to 85% of the lower of the fair market value of our common stock on the date of enrollment or the exercise date of the purchase period.

Termination Protection

Messrs. Lief, Spector and Hoffman and Dr. Behan are each a party to a change in control protection agreement with us, which provides for, among other things, a payment equal to the executive’s base salary and accelerated vesting of equity grants if the executive is terminated without cause or the executive officer resigns for good reason within two years following a change of control.

In January 2006, the Compensation Committee approved a Severance Benefit Plan that provides Messrs. Lief, Hoffman and Spector and Drs. Behan and Shanahan severance benefits upon involuntary termination without cause or voluntary termination with good reason. The benefits include cash severance benefits, continuation of coverage under the company’s health plans, acceleration of stock awards, and continued stock option exercisability. Receipt of the severance benefits is conditioned upon the eligible officer’s (i) continuation of service until date of termination (with exception for approved leaves of absence), (ii) execution of an effective release of claims, and (iii) return of company property. The severance period is 18 months for Mr. Lief and 12 months for the other included officers. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under the change in control protection agreement or any other agreement or plan.

Proposals to Approve 2006 Long-Term Incentive Plan and Increase in Number of Shares Available Under ESPP

Proposals 2 and 3 above are seeking stockholder approval of our proposed 2006 Long-Term Incentive Plan and an amendment to our employee stock purchase plan. As more fully described in the proposals, 6 million shares of common stock will be available for issuance under the 2006 Long-Term Incentive Plan, and the amendment to our employee stock purchase plan would increase the number of shares available to purchase by 500,000 shares. The Compensation Committee considers that stock-based incentives reinforce a long-term interest in our overall performance and directly motivate our directors and our executive officers and other employees to maximize long-term stockholder value. The equity grants also utilize vesting periods that encourage our employees to continue in our employ. The 2006 Long-Term Incentive Plan and the amendment to our employee stock purchase plan will also aid in our ability to hire qualified candidates.

Chief Executive Officer Compensation

Mr. Lief’s compensation consists of the same key elements as our other executive officers, which are base salary, equity grant and a potential performance-based bonus. In setting Mr. Lief’s compensation, the Compensation Committee considered many factors, including our positive research and clinical progress (including clinical achievements for our two most advance programs), our significant progress in current partnered programs, the achievement of certain financial goals (including a successful financing), the increase in the number of analysts covering the company, Mr. Lief’s historical compensation, the compensation of chief executive officers of other companies, the level of Mr. Lief’s severance protection in the event of his termination, and the performance of our stock price. The Compensation Committee also considered the performance of the executive officers reporting to Mr. Lief. Based on the Compensation Committee’s evaluation of these factors and the recommendations of the compensation consulting firm, on January 20, 2006, the Compensation Committee (i) increased Mr. Lief’s base salary from $609,750 to $620,000, (ii) awarded Mr. Lief a cash bonus of $300,000, and (iii) issued Mr. Lief 89,000 options to purchase shares of our common stock at an exercise price of $16.80 per share and 36,000 restricted shares of our common stock. The options and restricted stock have scheduled vesting over four and three years, respectively.

The Compensation Committee discussed and established Mr. Lief’s compensation outside of his presence.

Internal Revenue Code Section 162(m)

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a Federal tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the company’s chief executive officer and four highest compensated employees other than the chief executive officer. This limitation does not, however, apply to compensation that is performance-based under a plan that is approved by the stockholders and that meets other technical requirements. Based on these requirements, the Compensation Committee attempts to limit the impact Section 162(m) will have on our ability to deduct compensation, but in certain cases our tax deductions may be limited by Section 162(m).

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Donald D. Belcher (Chairperson)
Harry F. Hixson, Jr., Ph.D.
J. Clayburn La Force, Jr., Ph.D.
Tina S. Nova, Ph.D.

Performance Graph

The following is a line graph comparing the cumulative total return to stockholders (change in stock price plus reinvested dividends) of our common stock from December 31, 2000, through December 31, 2005, to (i) the cumulative total return over such period to the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and (ii) the Total Return Index for the NASDAQ Biotechnology Index, in each case as provided by Research Data Group, Inc.

The graph assumes the investment of $100 on December 31, 2000, and the reinvestment of dividends, although dividends have not been declared on our common stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated. We caution that the stock price performance shown in the graph may not be indicative of future stock price performance. The information contained in the graph is not deemed to be “soliciting material” or to be “filed” with the SEC, or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ARENA PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.)
INDEX, AND THE NASDAQ BIOTECHNOLOGY INDEX

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
ARENA PHARMACEUTICALS, INC.	100.00	77.61	42.00	40.00	43.23	91.68
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ BIOTECHNOLOGY	100.00	80.72	44.83	62.82	65.43	83.51

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ended December 31.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information we know with respect to the beneficial ownership of our common stock as of March 15, 2006, by:

•       Each person, group or entity who is the beneficial owner of 5% or more of our common stock;

•       Each director and nominee for director;

•       The Named Executive Officers; and

•       All current directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, CA 92121. This table is based on information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 46,298,431 shares of common stock outstanding on March 15, 2006, adjusted as required by the rules promulgated by the SEC, including 138,996 restricted shares of common stock. This table includes shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within 60 days of March 15, 2006.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Mainfield Enterprises, Inc.(1)(2)	3,856,666	7.7%
FMR Corp.(3)	3,506,922	7.6%
Wellington Management Company LLP(4)	2,945,376	6.4%
TCW Business Unit(5)	2,817,572	6.1%
Smithfield Fiduciary LLC(2)(6)	2,892,866	5.9%
Jack Lief(7)	1,113,506	2.4%
Dominic P. Behan, Ph.D.(8)	731,250	1.6%
Steven W. Spector, J.D.(9)	231,659	*
Robert E. Hoffman, C.P.A.(10)	187,997	*
William Shanahan, M.D., J.D.(11)	130,000	*
J. Clayburn La Force, Jr., Ph.D.(12)	116,925	*
Harry F. Hixson, Jr., Ph.D.(13)	69,339	*
Donald D. Belcher(14)	64,329	*
Scott H. Bice(15)	36,100	*
Tina S. Nova, Ph.D.(16)	35,000	*
Louis J. Lavigne, Jr.(17)	25,000	*
All directors and executive officers as a group (13 persons)(18)	2,934,041	6.1%

*                    Less than one percent

(1)          Pursuant to an investment management agreement, Avi Vigder has voting discretion and investment control over the shares held by Mainfield Enterprises, Inc. Avi Vigder disclaims beneficial ownership of such shares. The principal business office of Mainfield Enterprises, Inc. is in care of Sage Capital Growth, Inc., 660 Madison Avenue, New York, New York 10022.

(2)          The holder disclaims beneficial ownership of our common stock that exceeds 4.999% of our outstanding common stock. Under the terms of our Preferred Stock, the number of shares of our common stock that may be acquired by the holder upon any conversion of our Preferred Stock is limited to the extent necessary to ensure that, following such conversion, the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our common stock would be aggregated with the holders for purposes of Section 13(d) of the Securities Exchange of 1934 does not exceed 4.999% of our common stock (including shares of our common stock issuable upon such conversion). The holder can waive this provision or increase (but not to more than 9.999%) or decrease this percentage by giving us written notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the us, and (ii) any such waiver or increase or decrease will apply only to such holder. The 4.999% limitation is disregarded for purposes of this table.

This table excludes the shares of our common stock that the holder may acquire by exercising warrants that were issued in our Preferred Stock financing transaction. The warrants provide that the number of shares of our common stock that may be acquired by the holder upon any exercise of the warrant is limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our common stock would be aggregated with the holders for purposes of Section 13(d) of the Securities Exchange of 1934 does not exceed 4.999% of our common stock (including shares of our common stock issuable upon such exercise). The holder can waive this limitation on exercise or increase or decrease the 4.999% by giving us written notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to us and (ii) any such waiver or increase or decrease will apply only to such holder and not to any other holder of warrants.

(3)          The principal business office of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)          The principal business office of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(5)          The principal business office of TCW Business Unit is The TCW Group, Inc, on behalf of the TCW Business Unit, 865 South Figueroa Street, Los Angeles, California 90017.

(6)          Highbridge Capital Management, LLC, is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC. The principal business office of Smithfield Fiduciary LLC is in care of Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019.

(7)          Includes 553,350 shares issuable to Mr. Lief upon the exercise of stock options. Also includes 69,332 restricted shares of our common stock. 33,332 shares of restricted stock are scheduled to vest in equal quarterly installments over the one-year period beginning on April 20, 2006, and 36,000 shares of restricted stock are scheduled to vest in three equal annual installments beginning on January 20, 2007.

(8)          Includes 387,500 shares issuable to Dr. Behan upon the exercise of stock options. Also includes 31,664 restricted shares of our common stock. 16,664 shares of restricted stock are scheduled to vest in equal quarterly installments over the one-year period beginning on April 20, 2006, and 15,000 shares of restricted stock are scheduled to vest in three equal annual installments beginning on January 20, 2007.

(9)          Includes 170,000 shares issuable to Mr. Spector upon the exercise of stock options. Also includes 15,000 restricted shares of our common stock. These restricted shares are scheduled to vest in three equal annual installments beginning on January 20, 2007.

(10)   Includes 120,000 shares issuable to Mr. Hoffman upon the exercise of stock options. Also includes 15,000 restricted shares of our common stock. These restricted shares are scheduled to vest in three equal annual installments beginning on January 20, 2007.

(11)   Includes 130,000 shares issuable to Dr. Shanahan upon the exercise of stock options.

(12)   Includes 116,925 shares issuable to Dr. La Force upon the exercise of stock options.

(13)   Includes 59,339 shares issuable to Dr. Hixson upon the exercise of stock options.

(14)   Includes 59,329 shares issuable to Mr. Belcher upon the exercise of stock options.

(15)   Includes 35,000 shares issuable to Mr. Bice upon the exercise of stock options.

(16)   Includes 35,000 shares issuable to Dr. Nova upon the exercise of stock options.

(17)   Includes 25,000 shares issuable to Mr. Lavigne upon the exercise of stock options.

(18)   Includes 1,836,443 shares issuable upon the exercise of stock options held by our directors and executive officers. Also includes 130,996 restricted shares of our common stock that we granted our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and our 10% or greater stockholders to file reports of ownership of our equity securities and changes in such ownership with the SEC and the NASDAQ Stock Market and to furnish us with copies of such reports.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our 10% or greater stockholders were complied with during the fiscal year ended December 31, 2005.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the outside directors Drs. Hixson, La Force and Nova and Mr. Belcher. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

None, except for the relationships between us and our executive officers and directors described above.

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its responsibilities during the 2005 fiscal year. The report is not deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s proxy rules (other than as provided in Item 306 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and, irrespective of any general incorporation language, the report shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised of Messrs. Belcher, Bice and Lavigne, each of whom is an “independent” director as defined in the applicable NASDAQ Stock Market and SEC rules. The Audit Committee held nine meetings during 2005.

The Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A. The Audit Committee reviews and assesses the adequacy of its charter regularly, and recommends any proposed changes to the Board of Directors for its consideration.

In fulfilling its responsibilities, the Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the 2005 fiscal year. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our financial statements and the adequacy of our internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors’ audits, their evaluations of our internal controls, management’s assessment of our internal control over financial reporting and the overall quality of our financial reporting. The meetings were also designed to facilitate any desired private communication between the Audit Committee and the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the independent auditors’ independence. The Audit Committee concluded that the provision of non-audit professional services (which, as discussed below, were none) was compatible with maintaining the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Louis J. Lavigne, Jr. (Chairperson)
Donald D. Belcher
Scott H. Bice

Independent Auditors’ Fees

The following presents aggregate fees billed to us for the fiscal years ended December 31, 2005, and December 31, 2004, by Ernst & Young LLP, our independent auditors and principal outside accountants.

Audit Fees.   Audit fees were $475,378 and $509,545 for the years ended December 31, 2005, and December 31, 2004, respectively. The fees were for professional services rendered for attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, audits of our consolidated financial statements and consultations on matters and reviews of the financial statements included in our quarterly reports.

Audit-Related Fees.   Audit-related fees were $1,440 and $31,732 for the years ended December 31, 2005, and December 31, 2004, respectively. The fees in 2005 were related to the subscription to an online accounting and tax information service. The fees in 2004 were primarily for the audit of our 401(k) employee benefit plan and for valuation work performed in connection with an equity investment we received.

Tax Fees.   There were no fees billed in either of the years ended December 31, 2005, or December 31, 2004, for tax fees.

All Other Fees.   There were no fees billed in either of the years ended December 31, 2005, or December 31, 2004, for products or services provided by our principal outside accountants other than the ones disclosed above in this section.

Pre-Approval Polices and Procedures

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its chairperson to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee approved all audit fees and audit-related fees for 2005.

Code of Ethics

We have a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.arenapharm.com) in connection with “Investor” materials. In addition, we intend to promptly disclose (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website and, as applicable, in filings on Form 8-K in the future.

Stockholder Proposals for the 2007 Annual Meeting

To be considered for inclusion in next year’s proxy statement, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 6166 Nancy Ridge Drive, San Diego, California 92121, no later than the close of business on [             ]. In addition, notice of any stockholder proposal to be presented at next year’s annual meeting of stockholders must be received at our headquarters no later than the close of business on [             ], and no earlier than [             ].

The above dates in this section may change under circumstances set forth in our bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.

Notices of intention to present proposals at the 2007 annual meeting of stockholders should be addressed to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

A copy of our Annual Report for the 2005 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and vote at our 2006 Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report on Form 10-K

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6166 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents was delivered and who wishes to receive a separate copy of the documents can request a copy of the documents by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at 858.453.7200. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at 858.453.7200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The Board of Directors knows of no other business that will be presented for consideration at our 2006 Annual Meeting. If other matters are properly brought before our 2006 Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: [              ], 2006

By Order of the Board of Directors

Steven W. Spector
Senior Vice President, General Counsel and Secretary

Appendix A

ARENA PHARMACEUTICALS, INC.

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

A.                Composition

The Audit Committee (the “Committee”) of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), shall consist of at least three (3) directors, each of whom must satisfy the independence and financial literacy requirements of The NASDAQ Stock Market (“NASDAQ”). At least one of them shall satisfy the applicable NASDAQ and/or Securities and Exchange Commission (the “SEC”) financial sophistication and/or financial expert requirements, as determined by the Board of Directors of the Company (the “Board”). The Board shall appoint the members of the Committee, and may remove any Committee member at any time. The Committee chairperson (the “Chairperson”) shall be appointed by the Board or, if it does not do so, the Committee. No member may accept any compensatory fees from the Company other than for Board or committee service.

B.               Purpose

The primary purpose of the Committee shall be to do the following:

1.                Act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting practices, systems of internal control over financial reporting, audits of financial statements and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the Company’s independent auditors (the “Auditors”).

2.                Provide oversight assistance in connection with the Company’s compliance with legal and regulatory requirements.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open channel of communication between the Committee, the Auditors and the Company’s financial management.

C.               Authority

In fulfilling its functions, the Committee shall have the following authority:

1.                Powers—The Committee shall have such powers as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities.

2.                Operation—The operation of the Committee will be subject to the provisions of the Company’s Bylaws and the Delaware General Corporation Law, each as in effect from time to time. The approval of this charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

3.                Access and Resources—The Committee shall be authorized to access, at the Company’s expense, such internal and external resources (including records and personnel) as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including accountants, independent legal counsel, consultants and other professional advisors. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources.

4.                Committee Meeting Attendees—The Committee shall have authority to require Company employees, including senior management, and to request that any of the Company’s counsel, the Auditors, investment bankers, consultants or advisors, attend any meeting of the Committee.

5.                Delegation to Subcommittees—The Committee may form and delegate authority to subcommittees as appropriate or permitted by applicable laws or regulations.

D.              Responsibilities

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the oversight of the Auditors, including their appointment, compensation, retention and termination, and the resolution of disagreements between management and the Auditors regarding financial reporting. The Auditors shall report directly and be accountable to the Committee. The Committee shall report the results of its activities to the Board as necessary to keep the Board informed. To implement the Committee’s purpose and policy, the Committee will have the full power and authority to carry out the following primary responsibilities. The Committee may supplement and, except as otherwise required by applicable law or the requirements of NASDAQ, deviate from these activities as appropriate under the circumstances.

1.                Evaluation of Auditors—Evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities).

2.                Engagement of Auditors and Preapproval—Determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year and to preapprove any engagement of the Auditors to perform either of the following (including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting):

a.                  all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing (including the rotation of the lead audit partner as required by applicable laws and rules), and the compensation to be paid to the Auditors.

b.                 any proposed permissible non-audit services (unless in compliance with exceptions available under applicable laws and rules), including the scope of the service and the compensation to be paid.

3.                Auditor Independence—At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

4.                Proposed Annual Financial Statements—Review, upon completion of the audit, and approve or reject the financial statements proposed to be included in the Company’s Annual Report on Form 10-K and to recommend whether or not such financial statements should be so included.

5.                Annual Audit and Related Disclosure—Discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

2

6.                Proposed Quarterly Financial Statements—Discuss with management and the Auditors the results of the Auditors’ review of the quarterly financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

7.                Management’s Discussion and Analysis—Review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC. The Chairperson may represent the entire Committee for purposes of this discussion.

8.                Earnings Press Releases and Guidance—Review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chairperson may represent the entire Committee for purposes of this discussion.

9.                Auditor Reports—Review and discuss at least quarterly, and before any audit report is filed with the SEC pursuant to applicable securities laws, reports from the Auditors on:

a.                  all critical accounting policies and practices used by the Company;

b.                 all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management and any other significant reporting issues and judgments; and

c.                  other material communications between the Auditors and management.

10.         Auditor Letters—Review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

11.         Committee Report—Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

12.         Related Party Transactions—Review and approve all related party transactions.

13.         Risk Assessment and Management and Insurance—Review with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, including the Company’s insurance programs.

14.         Communications and Conflicts Between the Company and Auditors

a.                  Evaluate the cooperation received by the Auditors during their audit examination;

b.                 Review with the Auditors communications between the audit team and the Company; and

c.                  Review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

15.         Financial Reporting Controls—Confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal control over financial reporting, including, if applicable, any special audit steps taken in the event of material control

3

deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

16.         Committee Discussions with Others—Periodically, meet in separate sessions with the Committee members only, Auditors and senior management to discuss any matters that the Committee, the Auditors or senior management believes should be discussed privately with the Committee.

17.         Correspondence Regarding the Financial Statements or Accounting Policies—Review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies and, as desired, reports or articles which comment on the Company’s or the industry’s accounting or financial reporting.

18.         Tax Strategy—Review the Company’s tax strategy and the Company’s compliance with such strategy.

19.         Complaint Policy—Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other matters covered under the Company’s Policy on Filing, Receipt and Treatment of Complaints, and the confidential and anonymous submission by employees of concerns regarding such matters.

20.         Code of Conduct and Compliance with Laws and Regulations—Review the results of management’s efforts to monitor compliance with the Company’s Code of Business Conduct and Ethics and other policies and procedures designed to ensure adherence to applicable laws and regulations.

21.         Hiring Policy—Establish and monitor the Company’s hiring policies prohibiting the hiring of employees or former employees of the Auditors earlier than three years from the date they were last employed by the Auditors without the approval of the Committee or the Chairperson.

22.         Investment Policy—Review the Company’s investment policy and the Company’s compliance with such policy.

23.         Proposed Regulations and Standards—Review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

24.         Litigation—Review threatened or pending litigation matters that could significantly impact the Company’s financial statements.

25.         Investigations—Investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

26.         Self-Assessment—Periodically review, discuss and assess its performance. The Committee shall also periodically review and assess the adequacy of this charter, including the Committee’s role and responsibilities as outlined in this charter, and shall recommend any proposed changes to the Board for its consideration.

27.         Report to Board—Report to or otherwise inform the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate.

4

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

E.               Meetings

The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company. Meetings may be called by the Chairperson, the Board chairperson, if any, or the Chief Executive Officer. Unless otherwise designated, the Company’s Secretary shall act as the secretary for the Committee.

Approved on December 16, 2005

5

Appendix B

ARENA PHARMACEUTICALS, INC.

2006 LONG-TERM INCENTIVE PLAN

Arena Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2006 Long-Term Incentive Plan (the “Plan”).

1.             PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.             DEFINITIONS

2.1.         “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.         “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.3.         “Board” shall mean the board of directors of the Company.

2.4.         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.         “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

2.6.         “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.         “Director” shall mean a non-employee member of the Board.

2.8.         “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.9.         “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.10.       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.       “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the NASDAQ Stock Market or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.12.       “Limitations” shall have the meaning set forth in Section 10.5.

2.13.       “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14.       “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.15.       “Payee” shall have the meaning set forth in Section 13.1.

2.16.       “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.17.       “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.18.       “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.19.       “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2

2.20.       “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.21.       “Prior Plans” shall mean, collectively, the Company’s Amended and Restated 1998 Equity Compensation Plan, Amended and Restated 2000 Equity Compensation Plan and the 2002 Equity Compensation Plan.

2.22.       “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.23.       “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.24.       “Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.25.       “Shares” shall mean the shares of common stock, $0.0001 par value, of the Company.

2.26.       “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.27.       “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.28.       “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.29.       “Vesting Period” shall have the meaning set forth in Section 7.1.

3.             SHARES SUBJECT TO THE PLAN

3.1          Number of Shares.

(a)           Subject to adjustment as provided in Section 12.2, a total of 6,000,000 Shares shall be authorized for issuance under the Plan, as increased if applicable under this Section.

(b)           If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans (including on

3

payment in Shares on the exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be available for issuance under the Plan.

(c)           In the event that (i) any Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from any Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan. In the event that (i) any award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d)           Shares issued under Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant under Section 10.5.

3.2.         Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.             ELIGIBILITY AND ADMINISTRATION

4.1.         Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2.         Administration. (a)  The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock

4

Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c)           To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded), the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more “executive officers” within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company, to the extent permitted by law.

(d)           The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market or such other principal securities market on which the Shares are traded, the Board may take any action under the Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.

5.             OPTIONS

5.1.         Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.         Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.         Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with  Substitute Awards), and

5

(c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

5.4.         Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

5.5.         Exercise of Options. (a)  Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.

(b)           Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x) retirement, death or disability of a Participant, or (y) special circumstances determined by the Committee (such as the achievement of performance objectives), Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

5.6.         Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 6,000,000 Shares, as adjusted pursuant to Section 12.2

6

6.             STOCK APPRECIATION RIGHTS

6.1.         Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.         Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)           Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant.

(b)           Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)           The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)           The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than Fair Market Value of one Share on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with  Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded).

(e)           In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x) retirement, death or disability of a Participant, or (y) special circumstances determined by the Committee (such as the achievement of performance objectives), Stock Appreciation Rights granted to employees of the Company or any Subsidiary will not be exercisable before the

7

expiration of one year from the date the Stock Appreciation Right is granted (but may become exercisable pro rata over such time).

(f)            The Committee may impose such other terms and conditions on Stock Appreciation Rights, not inconsistent with the Plan, as the Committee shall determine in its sole discretion.

7.             RESTRICTED STOCK AWARDS

7.1.         Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”) consistent with the provisions herein. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

7.2.         Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

7.3.         Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4.         Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant, or a Change in Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives, Restricted Stock Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such minimum Vesting Period shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards granted

8

to Directors or to any consultants or advisors who provide services to the Company or any Subsidiary.

8.             RESTRICTED STOCK UNIT AWARDS

8.1.         Grants. Other Awards of units having a value equal to an identical number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2.         Award Agreements. The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3.         Vesting. Except for certain limited situations (including the death, disability or retirement of the Participant, or a Change in Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives, Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or any Subsidiary shall be subject to a vesting period determined by the Committee of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided, that such minimum vesting period shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock Unit Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum vesting period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum vesting period requirements of this Section shall not apply to Restricted Stock Unit Awards granted to Directors or to any consultants or advisors who provide services to the Company or any Subsidiary.

8.4.         Payment. Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9

9.             PERFORMANCE AWARDS

9.1.         Grants. Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.         Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.         Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be less than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.         Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.          CODE SECTION 162(m) PROVISIONS

10.1.       Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.       Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue or product revenue growth; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on

10

equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholder’s equity; market share; achievement of drug development milestones; regulatory achievements including approval of a compound; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical progress including timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; financing; investor relations, analysts and communication; in-licensing;  and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.       Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Restricted Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.       Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.       Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 1,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Restricted Stock Unit Awards that are denominated in Shares in any 36-month period with respect to more than 500,000 Shares (the “Limitations”). In addition to

11

the foregoing, the maximum dollar value that may be granted by any Participant in any 12-month period with respect to Performance Awards is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.          CHANGE IN CONTROL PROVISIONS

11.1.       Impact on Certain Awards. The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price.

11.2.       Assumption or Substitution of Certain Awards. (a)  To the extent provided in an Award Agreement, in the event of a Change in Control of the Company  in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

12

(b)           In the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award (unless otherwise provided in an Award Agreement), then immediately prior to the Change in Control: (i) those outstanding Options and Stock Appreciation Rights that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock not assumed or substituted for shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, (iii) the restrictions and deferral limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards assumed or substituted for shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (v) all Awards not assumed or substituted for shall terminate immediately after the Change in Control.

(c)           The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.       Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(i)            During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)           Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s

13

then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(iii)          The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)          The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v)           The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the

14

number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.          GENERALLY APPLICABLE PROVISIONS

12.1.       Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded); provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right. The Board may not without the approval of the Company’s stockholders take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Shares are traded), including a reduction of the exercise price of an Option or Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.       Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.       Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such

15

Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order);  provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.       Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.       Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.          MISCELLANEOUS

13.1.       Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for

16

the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2.       Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.       Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4.       Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.       Cancellation of Award. (a)  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Subsidiary or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

(b)           In the event the Participant ceases to be employed by, or provide services to, the Company on account of a termination for “cause” (as defined below) by the Company, any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company. In addition, notwithstanding any other provisions of this Section, if the Committee determines that the Participant has engaged in conduct that constitutes cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, any Awards held by the Participant shall immediately terminate. In the event a Participant’s employment or services is terminated for cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of

17

an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.

(c)  For purposes of this Section, “cause” shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and  the Company or a Subsidiary or a plan maintained by the Company or a Subsidiary in which the Participant participates, a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or has engaged in such other behavior detrimental to the interests of the Company as the Committee determines

13.6.       Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.       Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.       Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.       Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part,

18

to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.     Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.     Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.     Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.     Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.     Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15.     Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code

19

shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16.     Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

20

Arena Pharmaceuticals, Inc.
000000000.000 ext
000000000.000 ext
000004	000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6	C 1234567890	J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card - Common and Preferred Stock	C0123456789	12345

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS 6150 Nancy Ridge Drive, San Diego, California 92121

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and  Proxy Statement, each dated <<DATE XX>>, 2006, and the Annual Report to Stockholders, and hereby appoints Jack Lief and Steven W. Spector, the President and the Secretary, respectively,  of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock and Preferred  Stock of the Company held of record by the undersigned at the close of business on April 17, 2006, at the 2006 Annual Meeting of Stockholders of the Company, which is being held at the offices  of the Company at 6150 Nancy Ridge Drive, San Diego, California 92121, on Monday, June 12, 2006, at 9:00 a.m. Pacific Time, and at any adjournments or postponements of such meeting, with  all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other  business that may properly come before the meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THE PROXY WILL BE VOTED “FOR” PROPOSALS A THROUGH E AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR  DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on	• Go to the following web site:
a touch tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the internet must be received by 11:00 p.m., Pacific Time, on June 11, 2006.

THANK YOU FOR VOTING

0 0 8 9 9 6 1	1 U P X	C O Y

C 1234567890	J N T

Annual Meeting Proxy Card	Common and Preferred Stock

	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold			For	Withhold

01 - Jack Lief	☐	☐	05 - Harry F. Hixson, Jr., Ph.D.		☐	☐

02 - Dominic P. Behan, Ph.D.	☐	☐	06 - J. Clayburn La Force, Jr., Ph.D.		☐	☐

03 - Donald D. Belcher	☐	☐	07 - Louis J. Lavigne, Jr.		☐	☐

04- Scott H. Bice	☐	☐	08 - Tina S. Nova, Ph.D.		☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS.

Approval of the 2006 Long-Term Incentive Plan

		For	Against	Abstain
Approval of the Arena Pharmaceuticals, Inc., 2006 Long-Term Incentive Plan.		☐	☐	☐

Approval of the Employee Stock Purchase Plan, as Amended

		For	Against	Abstain
Approval of the 2001 Arena Employee Stock Purchase Plan, as amended.		☐	☐	☐

Approval of an Amendment to the Certificate of Incorporation
		For	Against	Abstain

Approval of an amendment to Arena’s Fifth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares from 75,000,000 to 150,000,000 and the number of authorized shares of common stock from 67,500,000 to 142,500,000.

		☐	☐	☐

Ratification of Independent Auditors
		For	Against	Abstain
Ratification of appointment of Ernst & Young LLP as independent auditors.		☐	☐	☐

Other
Consent
I consent to receive future proxy statements and annual reports via the Internet.		☐		Check here if you plan to attend the annual meeting.			☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box		Signature 2 - Please keep signature within the box			Date (mm/dd/yyyy)

0 0 8 9 9 6 1	2 U P X	C O Y